UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2018

MABVAX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31265	93-0987903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11535 Sorrento Valley Rd., Suite 400
San Diego, CA 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 259-9405

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in a Current Report on Form 8-K filed on July 2, 2018 (the “July 2, 2018 Current Report”), MabVax Therapeutics Holdings, Inc. (“we”, “us”, or the “Company”) announced that on June 29, 2018, the Company’s Board of Directors, after its review of various factors, voted not to submit a plan to regain compliance with certain of the Nasdaq listing criteria as requested by The Nasdaq Stock Market LLC (“Nasdaq”).

More specifically, after the Company’s announcement and disclosure in the July 2, 2018 Current Report, on July 2, 2018, the Nasdaq Listing Qualifications Department (the “Staff”) notified the Company that, because we did not satisfy Nasdaq’s filing requirement as set forth in Nasdaq Listing Rule 5250(c)(1) due to the Company not yet filing its Form 10-Q for the period ended March 31, 2018 (the “Filing”) with the Securities and Exchange Commission (the “SEC”), and further announcing in a press release that the Company had elected to not submit a plan of compliance to the Staff, the Staff had determined to delist the Company’s securities from Nasdaq. The Staff had cited both the filing deficiency as well as the Company’s non-compliance with the minimum $2.5 million stockholders’ equity requirement for continued listing on The Nasdaq Capital Market, which the Staff had previously granted the Company an extension within which to regain compliance, as the bases for delisting.

The trading in the Company’s common stock will be suspended at the open of business on July 11, 2018, and Nasdaq will ultimately file a Form 25-NSE with the SEC to effect the formal removal (or “delisting”) of the Company’s securities from listing and registration on Nasdaq.

Beginning on July 11, 2018, and until further notice by the Company, the Company will not file Exchange Act reports with the SEC. The Company presently expects to report, in its discretion, future corporate events it deems to be material as encouraged by and set forth in the OTC Pink® Basic Disclosure Guidelines.

Item 8.01	Other Events.

On July 5, 2018, the Company issued a press release announcing the receipt of a letter from Nasdaq on July 2, 2018. The press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the attached press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

The foregoing includes statements that constitute “forward-looking” statements, as such term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “anticipate,” “expect” or the negative of those terms or other comparable terminology. These forward-looking statements are subject to the safe harbor protection provided by the federal securities laws. These forward-looking statements are subject to numerous risks, uncertainties and assumptions. These risks and uncertainties include, but are not limited to, the ability of the Company to make future disclosures in accordance with any reporting standard. Because these forward-looking statements are subject to risks and uncertainties, actual developments and results may differ materially from those express or implied by the forward-looking statements. The forward-looking statements in this filing are made only as of the date hereof, and unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K:

99.1	Press Release, dated July 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MABVAX THERAPEUTICS HOLDINGS, INC.

Dated: July 5, 2018	/s/ J. David Hansen
J. David Hansen
President and Chief Executive Officer